Exhibit 7.03

AMENDMENT NO. 1 TO VOTING AGREEMENT

AMENDMENT NO. 1 TO VOTING AGREEMENT, dated as of July 3, 2007 (this “Amendment No. 1”), by and among Wengen Alberta, Limited Partnership, a limited partnership organized under the laws of Alberta (“Parent”), Douglas Becker, Steven Taslitz, Jill Becker, Eric Becker, R. Christopher Hoehn-Saric, John Miller, Bruce Goldman, Rick Elfman, Therese Wareham, KJT Gift Trust, Merrick Elfman Gift Trust, LGG Gift Trust, Goldman Family Gift Trust, The Irrevocable BBHT II IDGT and Irrevocable Grantor Retained Annuity Trust No. 11 (each, a “Stockholder” and collectively, the “Stockholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Original Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Voting Agreement dated as of June 3, 2007 (the “Original Agreement”).

WHEREAS, in accordance with Section 5.9 of the Original Agreement, each of the parties thereto desire to amend the Original Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO THE ORIGINAL AGREEMENT

1.1.   Amendment to Section 5.12 (Successors and Assigns; Third Party Beneficiaries).  Section 5.12 of the Original Agreement is hereby amended by restating the last sentence thereof, in its entirety, as follows:

Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that if, after giving effect to the purchase of the shares of Common Stock by L Curve Sub Inc. and M Curve Sub Inc. pursuant to the Offer on the Share Purchase Date, L Curve Sub Inc. and M Curve Sub Inc. Beneficially Own, in the aggregate, less than a majority of the then-outstanding shares of Common Stock, the lenders under the margin loan credit facility to be entered into by L Curve Sub Inc. and M Curve Sub Inc. shall be entitled to enforce this Agreement directly against the Stockholders as if such lenders were parties hereto.

ARTICLE II

MISCELLANEOUS

2.1.   Continued Effect of Original Agreement.  As amended hereby, the Original Agreement is hereby ratified and confirmed and agreed to by all of the parties hereto and thereto and continues in full force and effect.  All references in the Original Agreement to the “Agreement” shall be read as references to the Original Agreement, as amended by this Amendment No. 1 and as it may be further amended, supplemented, restated or otherwise modified from time to time.

2.2.   Counterparts.  This Amendment No. 1 may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

2.3.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WENGEN ALBERTA, LIMITED PARTNERSHIP

BY: WENGEN INVESTMENTS LIMITED, as General Partner

By:	/s/ Jonathan Smidt
Name: Jonathan Smidt
Title: Director

DOUGLAS BECKER

/s/ Douglas Becker

STEVEN TASLITZ

/s/ Steven Taslitz

JILL BECKER

/s/ Jill Becker

ERIC BECKER

/s/ Eric Becker

[Voting Agreement Signature Page]

R. CHRISTOPHER HOEHN-SARIC

/s/ R. Christopher Hoehn-Saric

JOHN MILLER

/s/ John Miller

BRUCE GOLDMAN

/s/ Bruce Goldman

RICK ELFMAN

/s/ Rick Elfman

THE IRREVOCABLE BBHT II IDGT

By:	/s/ Marianne Schmitt Hellauer
Name: Marianne Schmitt Hellauer
Title: Trustee

IRREVOCABLE GRANTOR RETAINED ANNUITY TRUST NO. 11

By:	/s/ Marianne Schmitt Hellauer
Name: Marianne Schmitt Hellauer
Title: Trustee

[Voting Agreement Signature Page]

KJT GIFT TRUST

/s/ Steven Taslitz
Name: Steven Taslitz
Title: Co-Trustee

[Voting Agreement Signature Page]

MERRICK ELFMAN GIFT TRUST

/s/ Therese Wareham
Name: Therese Wareham
Title: Co-Trustee

[Voting Agreement Signature Page]

LGG GIFT TRUST

/s/ Bruce Goldman
Name: Bruce Goldman
Title: Co-Trustee

[Voting Agreement Signature Page]

GOLDMAN FAMILY GIFT TRUST

/s/ Lisa Goldman
Name: Lisa Goldman
Title: Co-Trustee

[Voting Agreement Signature Page]

THERESE WAREHAM

/s/ Therese Wareham

[Voting Agreement Signature Page]